Exhibit 99.2
NEWS RELEASE

Corporate Headquarters 96 South George Street York, Pennsylvania 17401 U.S.A. www.glatfelter.com

For Immediate Release	Contacts:

	Investors:	Media:
	John P. Jacunski	William T. Yanavitch
	(717) 225-2794	(717) 225-2747
	john.jacunski@glatfelter.com	william.yanavitch@glatfelter.com
GLATFELTER RECEIVES FAVORABLE
RULING IN FOX RIVER LITIGATION
YORK, PA, December 17, 2009 —Glatfelter (NYSE: GLT), today announced that the United States District Court for the Eastern District of Wisconsin issued an opinion and order on several pending motions in the case captioned Appleton Papers Inc. v. George A. Whiting Paper Co., No. 2:08-cv-16 (E.D. Wis.), including the granting of motions for summary judgment by Glatfelter and the other defendants and the denial of motions for summary judgment by the plaintiffs (the “Summary Judgment Order”). Glatfelter believes that the court’s opinion and order supports its position on the merits of the case and, while subject to appeal, significantly reduces the Company’s exposure to remediation costs for the Lower Fox River and the Bay of Green Bay.
The litigation, which Glatfelter previously announced had been filed during the first quarter of 2008, relates to significant uncertainties associated with environmental claims arising from the presence of polychlorinated biphenyls in the sediments in the lower Fox River and in the Bay of Green Bay, Wisconsin. Appleton Papers Inc. and NCR Corporation, two of the parties potentially responsible, sued certain other entities, including Glatfelter, to allocate responsibility among them and to seek reimbursement. The first phase of the litigation was scheduled for trial beginning in January 2010.
In the Court’s Summary Judgment Order, the Court denied motions filed by Appleton Papers Inc. and NCR Corporation for summary judgment and granted the defendants’ motions for summary judgment. The Court expressed its intention to enter judgment against Appleton Papers Inc. and NCR Corporation on all of their contribution claims, holding that “the Plaintiffs are not entitled to recover from the Defendants for their costs incurred in cleaning up damage caused by dangers the Plaintiffs created.” The Court cancelled the pending trial, and will enter judgment unless the parties provide a reason not to do so in the next 30 days. The Court’s opinion does not affect Glatfelter’s responsibility to the United States or the State of Wisconsin, nor does it resolve Glatfelter’s counterclaims against Appleton Papers Inc. or NCR Corporation for costs Glatfelter has expended and, therefore, further litigation is possible.
“We are pleased with the Court’s denial of the plaintiffs’ motions for summary judgment and with the Summary Judgment Order,” said Thomas G. Jackson, Vice President and General Counsel & Secretary of Glatfelter. “While the outcome of this and any legal matter cannot be predicted with certainty, we believe that the Court’s Summary Judgment Order is yet another significant and positive step towards the successful resolution of this litigation.”
Forward Looking Statements
Certain statements included in this press release which pertain to future financial and business matters, are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors which may cause actual results or performance to differ materially from the Company’s expectations. Various risks and factors that could cause future results to differ materially from those expressed in the forward-looking statements include, but are not limited to: whether the plaintiffs file an appeal of the Summary Judgment Order, whether any appeal is successful, the scope of the Company’s obligations to the United States government and the state of Wisconsin, the outcome of the Company’s counterclaims against Appleton Papers, Inc. and NCR Corporation, changes in environmental and other laws and regulations, and other factors. In light of these risks, uncertainties and other factors, the forward-looking events discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.
About Glatfelter
Headquartered in York, PA, Glatfelter is a global manufacturer of specialty papers and engineered products, offering over a century of experience, technical expertise and world-class service. U.S. operations include facilities in Spring Grove, PA and Chillicothe and Fremont, OH. International operations include facilities in Germany, France, the United Kingdom and the Philippines and a representative office in China. Glatfelter’s sales exceed $1 billion annually and its common stock is traded on the New York Stock Exchange under the ticker symbol GLT. Additional information is available at www.glatfelter.com.